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                     PC SERVICE SOURCE, INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              Three Months Ended
                                                                    March 31,
                                                            -----------------------
                                                              1996           1995
                                                            --------       --------
PRIMARY EARNINGS PER COMMON SHARE
- - ---------------------------------

Net earnings ........................................       $    654       $    564
                                                            ========       ========

Average common shares outstanding ...................          3,974          3,893
Average common share equivalents resulting
  from assumed conversion of options and warrants ...            399            498
                                                            --------       --------

Average number of common shares and
  common share equivalents outstanding ..............          4,373          4,391
                                                            ========       ========

Primary earnings per common share ...................       $    .15       $    .13
                                                            ========       ========


FULLY DILUTED EARNINGS PER COMMON SHARE
- - ---------------------------------------

Average number of common shares outstanding .........          3,974          3,893
Average common share equivalents resulting from
   assumed conversion of options and warrants
   assuming full dilution ...........................            399            569
                                                            --------       --------

Average number of common shares and
   common share equivalents outstanding
   assuming full dilution ...........................          4,373          4,462
                                                            ========       ========

Fully diluted earnings per common share .............       $    .15       $    .13
                                                            ========       ========
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